Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Immatics N.V. of our report dated April 15, 2020 relating to the financial statements of Immatics Biotechnologies GmbH, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

July 31, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Wirtschaftsprüfer	Wirtschaftsprüfer

(German Public Auditor)	(German Public Auditor)